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                                                                    EXHIBIT 4.12



                           HANOVER COMPRESSOR COMPANY

                             SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT (this "Agreement") dated as of May 29, 1996, between Hanover Compressor Company, a Delaware corporation (the "Company"), and the individual named on the signature page hereof under the heading "PURCHASER" ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Purchaser desires to subscribe for and purchase from the Company, and the Company desires to issue and to sell to Purchaser (i) for cash out of Purchaser's own funds, the number of shares (the "Cash Shares") of common stock, $.001 par value ("Common Stock"), of the Company set forth next to the heading "Cash Shares" on Schedule A attached hereto, and (ii) out of the proceeds of a four year loan (a "Four Year Loan") to be made to Purchaser by the Company in accordance with the terms of a loan agreement (the "Loan Agreement") and a secured promissory note (the "Four Year Note"), each substantially in the form attached as Exhibits C and D, respectively, to the Confidential Offering Memorandum dated March 21, 1996 (the "Memorandum"), previously delivered to Purchaser, the number of shares (the "Four Year Loan Shares") set forth next to the heading "Four Year Loan Shares" on Schedule, in each case upon the terms and conditions hereinafter set forth. The Four Year Loan Shares and the Cash Shares are sometimes collectively referred to herein as the "Shares";

     WHEREAS, this Agreement is one of several agreements, including, without limitation those agreements and instruments attached as Exhibits to the Memorandum ("Other Purchaser Agreements") being entered into concurrently herewith by the Company and Purchaser in connection with the offering (the "Offering") of the Shares to Purchaser; and

     WHEREAS, the Offering shall be made pursuant to terms and conditions substantially similar to those set forth in the Memorandum with the exception that (i) options ("Options") to acquire shares of Common Stock being offered to Purchaser in connection with Purchaser's subscription of the Shares hereunder are not being offered pursuant to the 1996 Employee Stock Option Plan of the Company or any other stock option plan of the Company and (ii) the offering price of Common Stock hereunder is $1,598.25 per share and (iii) and the exercise price of the Options hereunder is $1,598.25 per share.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby acknowledge, agree and understand the following:

          1. Subscription. Subject only to the provisions of Section 7 hereof, Purchaser hereby irrevocably subscribes for the Shares under terms and conditions set forth herein. The
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     purchase price (the "Purchase Price") for each Share shall be $1,598.25.
     The parties agree that notwithstanding anything herein to the contrary, the Company reserves the absolute right (i) to reject Purchaser's subscription for any reason and (ii) to terminate or modify the Offering at any time for any reason.

          2. The Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the principal offices of the Company, 12001 North Houston Rosslyn, Houston, Texas 77086 at 10:00 a.m., Houston time on Monday, June 17, 1996, or (i) at such later date or time as the Company in its sole discretion may determine without the consent of or notice to Purchaser, but in no event later than June 30, 1996 (the "Termination Date") and (ii) at such other place as shall be agreed upon by the parties hereto. The date of the Closing is sometimes hereinafter referred to as the "Closing Date."

        3.  Deliveries by Purchaser.

        (a) Stockholders' Agreement. Concurrently with Purchaser's execution and delivery of this Agreement, Purchaser shall deliver to the Company two executed counterparts to that certain Amended and Restated Stockholders' Agreement, dated as of August 7, 1995, among the Company, GKH Partners, L.P., GKH Investments, L.P. and the other stockholders of the Company parties thereto (the "Stockholders' Agreement"), attached to the Memorandum as Exhibit B;

        (b) Additional Deliveries. At or prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser shall execute where appropriate and deliver to the Company:

                (i) a certified or bank cashier's check in the amount of the aggregate Purchase Price for the Cash Shares;

                (ii) to the extent any of the Shares subscribed for pursuant to this Agreement are Four Year Loan Shares:

                        (A)  two executed counterparts of the Loan Agreement;

                        (B) a duly executed Four Year Note in an original
                principal amount equal to the aggregate Purchase Price for all such Four Year Loan Shares to be funded by the proceeds of the Four Year Note and subscribed for by Purchaser pursuant to this Agreement;

                        (C) two executed counterparts of that certain pledge
                agreement (the "Pledge Agreement") between Purchaser and the Company effecting a pledge of all of the shares of Common Stock of the Company owned or thereafter acquired by Purchaser, substantially in the form attached to the Memorandum as Exhibit E; and

                        (D) a stock power with respect to the Shares (the "Stock
                Power") duly executed in blank;

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                (iii) two executed counterparts of that certain stock option agreement (the "Option Agreement") between Purchaser and the Company, substantially in the form attached to the Memorandum as Exhibit F;

                (iv) a fully completed and executed  IRS Form W-9;

                (v) two executed counterparts of this Agreement (including a fully completed Schedule A, notary page and Spousal Consent (if applicable)); and

                (vi) two executed counterparts of the letter agreement relating to the Stockholders I Agreement, attached to the Memorandum as Exhibit H.

        4. Deliveries by the Company. At the Closing, upon the terms and subject to the conditions of this Agreement, the Company shall deliver to Purchaser a certificate or certificates representing the Shares duly executed and authenticated by the Company; provided, however, that if any portion of the Shares are being purchased with the proceeds of a Four Year Loan, the Company shall retain possession of all of the Shares in accordance with the terms of the Pledge Agreement. Following the Closing, the Company shall deliver to Purchaser a fully executed copy of this Agreement and the Other Purchaser Agreements (other than the Four Year Note).

        5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

                (a) Investment Intention No Resales. Purchaser is acquiring the Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Purchaser agrees and acknowledges that all dispositions of the Shares by Purchaser (other than involuntary transfers) will comply with the provisions of this Agreement, the Stockholders' Agreement and the Pledge Agreement and applicable provisions of state and federal securities laws.

                (b) Certain Information Not Material. Purchaser has not received individualized information relative to the compensation of the management of the Company, which information is acknowledged by Purchaser as not being material to Purchaser in forming a basis for making an investment in the Shares or for any other purpose in connection herewith.

                (c) Shares Unregistered. Purchaser acknowledges and represents that he has been advised by the Company that:

                        (i) the offer and sale of the Shares have not been
                registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws;

                        (ii) the Shares must be held indefinitely and Purchaser
                must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available to the Purchaser with respect to the Shares;

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                        (iii) there is no established market for the Shares and
                it is not anticipated that there will be any public market for the Shares in the foreseeable future;

                        (iv) the Company is under no obligation to register the
                Shares under the Securities Act on behalf of Purchaser, to assist Purchaser in complying with any exemption from registration or to consent to the transfer of the Shares;

                        (v) Rule 144 promulgated under the Securities Act may
                not be presently available with respect to the sale of any securities of the Company, and the Company has made no covenant to make such Rule available;

                        (vi) when and if the Shares may be disposed of without
                registration under the Securities Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule;

                        (vii) a restrictive legend in the form set forth in
                Section 6(f) hereof shall be placed on the certificates representing the Shares; and

                        (viii) a notation shall be made in the appropriate
                records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stoptransfer instructions will be issued with respect to the Shares.

                (d)  Additional Investment Representations.

                        (i) Purchaser has carefully reviewed, is familiar with
                and understands the Memorandum, the Other Purchaser Agreements and the other documents, records and information, if any, requested by Purchaser or otherwise supplied by the Company in connection with the Offering and further understands that certain information set forth in the Memorandum is inapplicable to the Offering hereunder including, without limitation, certain information regarding the offering price of shares of Common Stock and the exercise price of Options and all provisions therein regarding the 1996 Employee Stock Option Plan;

                        (ii) Purchaser acknowledges that (w) the company has
                previously conducted an offering of its Common Stock pursuant to the terms and conditions set forth in the Memorandum (the 111996 Offering"), (x) certain terms and conditions of the Offering are different than those which governed the 1996 Offering, (y) the Purchase Price at which the Shares are being offered to Purchaser is different than the purchase price offered to offerees of the 1996 Offering and (z) to the extent Purchaser is granted Options, such options shall not be granted to Purchaser pursuant to the Company 1996 Employee Stock Option Plan (the 1996 Plan"), and accordingly, Purchaser shall have no right to participate in the 1996 Plan, any reference to the 1996 Plan in the Memorandum, including any reference to Purchaser becoming a party to a Stock Option Agreement under the 1996 Plan, being inapplicable to the Offering;

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                        (iii) All documents, records and information pertaining
                to an investment in the Company which have been requested by Purchaser have been made available or delivered to Purchaser, except to the extent otherwise addressed in the Memorandum;

                        (iv) Purchaser is fully familiar with the business and
                operations of the Company and has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of Purchaser's investment and the financial condition, operations and prospects of the Company;

                        (v) No oral or written statement, printed material or
                inducement given or made by the Company or any of the Company's affiliates is contrary to the information contained in this Agreement, the Memorandum or the Other Purchaser Agreements, and Purchaser acknowledges and agrees that in making Purchaser's decision to purchase the Shares, Purchaser has relied solely on such documents and the independent investigations made by Purchaser and, to the extent believed by Purchaser to be appropriate, Purchaser's representatives, including Purchaser's own professional, financial, legal, tax and other advisors;

                        (vi) Purchaser acknowledges that the Company, in
                reliance upon certain federal and state securities law exemptions, has provided Purchaser with less or different information than Purchaser would have received if an information memorandum complying with Rule 502(b)(2) of Regulation D promulgated pursuant to the Securities Act had been prepared and made available to Purchaser or if the Shares had been registered pursuant to the Securities Act. The foregoing notwithstanding, the information provided to Purchaser is sufficient to allow Purchaser to make a knowledgeable and informed decision regarding Purchaser's investment in the Shares;

                        (vii) Purchaser (A) has adequate means of providing for
                Purchaser's current financial needs and possible personal contingencies and has no need for liquidity in Purchaser's investment in the Shares, (B) can bear the economic risk of losing Purchaser's entire investment in the Shares, (C) has such knowledge and experience in financial matters that Purchaser is capable of evaluating the relative risks and merits of Purchaser's purchase of the Shares, (D) is familiar with the nature of, and risks attendant to, Purchaser's purchase of the Shares, and (E) has determined that the purchase of the Shares is consistent with Purchaser's financial objectives;

                        (viii) Purchaser realizes that Purchaser may not be able
                to sell or dispose of the Shares even in the event of a personal emergency. Purchaser's overall commitment to investments which are not readily marketable (including Purchaser's investment in the Shares) is not disproportionate to Purchaser's net worth;

                        (ix) The address set forth on the signature page hereof
                is Purchaser's true and correct residence, and Purchaser has no present intention of becoming a domiciliary of any other state or jurisdiction;

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                        (x) Purchaser has no reason to anticipate any change in
                Purchaser's circumstances, financial or otherwise, which may cause or require any sale or disposition by Purchaser of any of the Shares;

                        (xi) Each of this Agreement and the Other Purchaser
                Agreements has been duly and validly executed and delivered by Purchaser and each constitutes the valid and binding obligation of Purchaser enforceable against Purchaser, Purchaser's successors and assigns, including, but not limited to, Purchaser's estate and Purchaser's spouse, in accordance with its terms;

                        (xii) Assuming the due execution and delivery of each of
                this Agreement and the Other Purchaser Agreements (to which the Company is a party) by the Company, each of this Agreement and the Other Purchaser Agreements is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                        (xiii) The Company has not guaranteed, represented or
                warranted to Purchaser either that (A) the Company will be profitable or that Purchaser will realize profits as a result of his investment in the Shares or (B) the past performance or experience on the part of any officer, director, stockholder, employee, agent, representative or affiliate thereof, or any employee, agent, representative or affiliate of the Company will in any way indicate the predictable results of ownership of the Shares.

                (e)  Residence-Specific Representations.

                (i) If Purchaser is a resident of the State of Texas, the aggregate Purchase Price for the Shares subscribed for by Purchaser hereunder does not exceed 20% of Purchaser's net worth (or joint net worth with Purchaser's spouse, if applicable) as of the date hereof; and

                (ii) If Purchaser is a resident of the State of Louisiana, the aggregate Purchase Price for the Shares subscribed for by Purchaser hereunder does not exceed 25% of Purchaser's net worth (or joint net worth with Purchaser's spouse, if applicable) as of the date hereof.

        6. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

                (a) Organization; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held by it under lease, or the nature of the business

                                       6
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        conducted by it, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the Company, and would not have any adverse effect on the enforceability of this Agreement.

                (b) Authority. The Company has the requisite corporate power and authority and full legal right to enter into this Agreement and the Other Purchaser Agreements to which it is a party, to perform, observe and comply with all of its agreements and obligations hereunder and thereunder and to issue the Shares to Purchaser.

                (c) Due Authorization. The execution and delivery by the Company of this Agreement and the Other Purchaser Agreements to which it is a party, the performance by it of all of its agreements and obligations under this Agreement and the Other Purchaser Agreements to which it is a party, and the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company.

                (d) Binding Obligation. Each of this Agreement and the Other Purchaser Agreements to which the Company is a party has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery of each such document by Purchaser, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                (e) Capitalization. At the Closing Date, the authorized capital stock of the Company will consist of 500,000 shares of Common Stock and 200,000 shares of preferred stock. No other class or series of capital stock of the Company is authorized. All of the outstanding shares of Common Stock, including the Shares, will, at the time of issuance, have been duly authorized and issued and, upon receipt by the Company of the Purchase Price for the Shares subscribed for hereunder, the Shares will be fully paid and nonassessable. There are no pre-emptive rights relating to the capital stock of the Company other than those granted pursuant to (i) the Stockholders' Agreement, (ii) that certain Stockholders' Agreement, dated as of March 8, 1995, among the Company and certain of its stockholders, (iii) that certain Stockholders' Agreement, dated as of August 7, 1995, among the Company, Joint Energy Development Investments Limited Partnership and certain other stockholders of the Company and (iv) that certain Stockholders' Agreement, dated as of December 6, 1995, among the Company and certain of its stockholders.

                (f) Legend. Each certificate representing the Shares shall bear a legend substantially to the following effect:

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH SUCH ACT. THE TRANSFERABILITY OF THIS SECURITY IS ALSO SUBJECT TO RESTRICTIONS CONTAINED IN A STOCKHOLDERS AGREEMENT WHICH AGREEMENT THE COMPANY WILL FURNISH TO THE HOLDER OF THIS SECURITY UPON REQUEST.

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                A STATEMENT SUMMARIZING THE VOTING POWERS, DESIGNATIONS,
                PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF STOCK OR SERIES THEREOF MAY BE OBTAINED BY THE STOCKHOLDERS OF THE COMPANY, WITHOUT CHARGE, FROM THE PRINCIPAL OFFICES OF THE COMPANY.

        7. Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Purchaser) on or prior to the Closing Date of the following conditions:

                (a) Performance of Obligations. The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it hereunder on or prior to the Closing Date;

                (b) Representations and Warranties. The representations and warranties of the company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

                (c) Loans. The Company shall have made available to Purchaser at the Closing, as a loan (or loans), that portion of the Purchase Price attributable to the Four Year Loan Shares subscribed for hereunder as agreed to by Purchaser and the Company; and

                (d) Section 4 Obligations. The Company shall have fully complied with all of its obligations under the first sentence of Section 4 hereof.

        8. Conditions to obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:

                (a) Performance of Obligations. Purchaser shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by Purchaser hereunder on or prior to the Closing Date;

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                (b) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

                (c) Offering. The offering shall not have been terminated by the Company; and

                (d) Section 3(b) Obligations. Purchaser shall have fully complied with all of its obligations under Section 3(b) hereof.

        9.  Indemnification.

        (a) Indemnification of the Company and the Company Affiliates. From and after the date hereof, Purchaser shall indemnify and hold harmless the Company and its predecessors, successors, officers, directors, employees, representatives, agents and affiliates (collectively, the "Indemnitees") from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, disbursements and expenses, suffered by any one or more of the Indemnitees arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Purchaser herein.

        (b) Indemnification of Purchaser. From and after the date hereof, the Company shall indemnify and hold harmless Purchaser from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, disbursements and expenses suffered by Purchaser arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the company herein. The foregoing notwithstanding, the Company's obligation to indemnify Purchaser under this
Section 9 (b) shall not exceed the Purchase Price.

        (c) Procedure for Claims. Within thirty days after obtaining written notice of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification shall give written notice of such claim ("Notice of Claim") to the other party. Failure to give such notice by the party seeking indemnification within said thirty-day period shall not relieve the indemnifying party of its obligations hereunder, unless and only to the extent that the failure to so notify the indemnifying party actually results in damage or prejudice to such indemnifying party. The Notice of Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the party seeking indemnification.

     Upon receiving the Notice of Claim, the indemnifying party shall resist, settle or otherwise dispose of such claim in such manner as it shall deem appropriate, including the employment of counsel, and shall be responsible for the payment of all expenses, including the reasonable fees and expenses of such counsel. The indemnified party shall have the right to employ separate counsel in any such action and to participate in or assume the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's expense unless (i)

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the employment has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense and employ counsel in a timely manner or (iii) the named parties to any action (including any impleaded parties) include both Purchaser and the Company, and the indemnified party has been advised by such counsel that representation of the Company and the Purchaser by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall have neither the right nor the obligation to assume the defense of such action on behalf of the indemnified party).

        (d) Third Party Beneficiaries. Nothing contained in this Section 9 shall confer any rights upon, or inure to the benefit of, any third party other than those parties specified in Sections 9(a) and 9(b) above, it being understood that such specified parties, to the extent not actually parties hereto, shall be third party beneficiaries.

        10.  Miscellaneous.

        (a) Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made on the earliest to occur of (i) personal delivery, (ii) two days after being delivered to a nationally recognized overnight mail delivery or courier service, (iii) five days after being mailed by certified mail, return receipt requested, postage prepaid, or (iv) delivery by prepaid telegram or facsimile transmission (with written confirmation of receipt). All notices given or made pursuant hereto shall be addressed to the Company at its principal office and to Purchaser at his address appearing on the signature page hereof under the heading "PURCHASER". The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

        (b) Effect and Interpretation. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

        (c) Entire Agreement. This Agreement, the Memorandum (to the extent qualified by Section 5(d)(ii) hereof) and the Other Purchase Agreements and any Exhibits or Schedules attached hereto or thereto, which documents are incorporated herein by this reference, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto. This Agreement and the other documents and instruments specified in this section 10(c) and the information contained herein and therein expressly supersede all understandings and agreements of the parties, whether written or oral, between the parties with respect to the subject matter hereof.

        (d) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, permitted successors and permitted assigns.

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        (e) Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

        (f) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

        (g) Certain Tax Matters. Under section 1445(e) of the Internal Revenue Code of 1986, as amended, a corporation, partnership, trust or estate must withhold tax with respect to certain transfers of property if a holder of the interest in the entity is a foreign person. To inform the Company that no withholding is required with respect to any of the Shares, Purchaser hereby certifies as follows: (1) Purchaser is not a nonresident alien for purposes of U.S. income taxation; (2) Purchaser's social security number is as set forth on the signature page hereto; and (3) Purchaser's home address is as set forth an the signature page hereto. Purchaser understands under penalties of perjury that this certification may be disclosed to the Internal Revenue Service and that any false statement Purchaser has made herein could be punished by fine, imprisonment or both. Purchaser has completed and submitted herewith a Form W-9 relative to Purchaser's taxpayer identification number and other matters and does hereby represent and warrant that such form is complete, true and correct.

        (h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (i) Assignment. This Agreement and the rights and obligations of the parties hereunder may be assigned or otherwise delegated by the Company, but may not be assigned by Purchaser without the Company's prior written consent, which consent may be withheld in the Company's sole discretion.

        (j) Consent of Spouse; Insertion in Will. Purchaser, if married, or, if currently unmarried, upon Purchaser's marriage, agrees to obtain the consent and approval of Purchaser's spouse to all of the terms and provisions of this Agreement by the execution hereof by such spouse. Purchaser agrees to insert in Purchaser's last will and testament, or other similar instrument, or to execute a codicil thereto, directing and authorizing Purchaser's personal representatives to fulfill and comply with the provisions hereof.

        (k) Effectiveness; Termination. In the event this Agreement is terminated for any reason, the parties hereto shall have no further obligations to each other, except that in the event of a complete or partial performance of the terms hereof which occurs prior to any termination hereof, (i) Purchaser shall promptly return to the Company all certificates in his possession representing the Shares, if any, and (ii) the Company shall promptly refund the Purchase Price to Purchaser, if and to the extent paid.


                  (REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         THE COMPANY:

                         HANOVER COMPRESSOR COMPANY, a
                         Delaware corporation

                         By:  _______________________________________
                              Curtis A. Bedrich
                              Chief Financial Officer and Treasurer

                            PURCHASER SIGNATURE PAGE

                            PURCHASER:


                            __________________________________________
                            Donald M. DeVille

                            Social Security No. ______________________

                            Home Address:

                            __________________________________________

                            __________________________________________

                            __________________________________________



                                SPOUSAL CONSENT

     The undersigned, the spouse of Purchaser who is a party to the foregoing Subscription Agreement, hereby consents to the execution of the foregoing Subscription Agreement pursuant to the offering and the consummation of the transactions contemplated thereby by his or her spouse, and to the extent the undersigned has acquired or hereafter acquires an interest in and to the property and subject matter of the Subscription Agreement, hereby agrees to be bound by the terms of such Subscription Agreement.

Date: ___________________________     _______________________________
                                      _______________________________
                                      Print Name:

                            PURCHASER SIGNATURE PAGE

                            PURCHASER:


                            __________________________________________
                            Donald M. DeVille

                            Social Security No. ______________________

                            Home Address:

                            __________________________________________

                            __________________________________________

                            __________________________________________






                                SPOUSAL CONSENT

     The undersigned, the spouse of Purchaser who is a party to the foregoing Subscription Agreement, hereby consents to the execution of the foregoing Subscription Agreement pursuant to the offering and the consummation of the transactions contemplated thereby by his or her spouse, and to the extent the undersigned has acquired or hereafter acquires an interest in and to the property and subject matter of the Subscription Agreement, hereby agrees to be bound by the terms of such Subscription Agreement.

Date: ____________________    ________________________________

                              Print Name: ____________________

                                  NOTARY PAGE

STATE OF ____________)
                     )
COUNTY OF ___________)


     I, ________________ a Notary Public in and for said County, in the State aforesaid, do hereby certify that ____________________________ appeared before me this day in person, and acknowledged and swore that he signed, sealed, and delivered the said instrument as his respective free and voluntary act and deed for the uses and purposes therein set forth, and that the statements contained therein are true.

     Given an under my hand and notarial seal as of the 11 day of ______________, 1996.

My Commission expires:


___________________________       ______________________________
                                  Notary Public

                                   SCHEDULE A

                             Shares Subscribed For
================================================================================
   TYPE OF SHARE                NUMBER OF SHARES              CONSIDERATION
--------------------------------------------------------------------------------
Cash Shares                            63                      $100,689.75
--------------------------------------------------------------------------------
Four-Year Loan Shares                 126                      $201,379.50
--------------------------------------------------------------------------------
Total                                 189                      $302,069.25
================================================================================